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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): December 18, 2002

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13144 (Commission File Number)	36-2061311 (IRS Employer Identification No.)
5975 Castle Creek Parkway, North Drive P.O. Box 50466 Indianapolis, Indiana (Address of principal executive offices)		46250-0466 (Zip Code)

Registrant's telephone number, including area code: (317) 594-9499

N/A
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

        ITT Educational Services, Inc. ("ITT/ESI") announced on December 18, 2002 that it has discontinued enrolling new students at its ITT Technical Institute in Hayward, California and at its ITT Technical Institute in Santa Clara, California. ITT/ESI also announced that all operations at each of those two institutes will cease only after all students who are currently enrolled and remain continuously enrolled in programs of study at the institute have had an opportunity to complete their current programs and receive all of the associated student services as described in the institute's catalog and in accordance with the terms of the students' Enrollment Agreements with the institute. The cessation of operations at each of those two ITT Technical Institutes will be a gradual process that will occur over approximately two years as the institute fulfills its obligations to the students enrolled in programs of study at the institute. Those obligations involve teaching and providing student services to its enrolled students until they either complete, withdraw from or transfer from their programs, and until all of those students who graduate receive career services to help them find employment involving their programs of study. During the remaining period of operations of the ITT Technical Institutes in Hayward and Santa Clara, each institute may permit former students to re-enroll in their programs of study at the institute. Former students will be permitted to re-enroll in their programs of study, only if the institute determines that the former students will have an opportunity, before the institute ceases operations and without prolonging the remaining period of operations, to complete their programs (by taking a normal course load and successfully completing all of the courses that they take) and receive all of the associated student services described in the institute's catalog.

        The ITT Technical Institutes in Hayward and Santa Clara, California represent two of ITT/ESI's 74 ITT Technical Institutes. The gradual cessation of operations at these two institutes over approximately the next two years will not have a material adverse effect on ITT/ESI's financial condition, results of operations or cash flows.

        Except for the historical information contained herein, this report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of ITT/ESI's management concerning future developments and their potential effect on ITT/ESI. There can be no assurance that future developments affecting ITT/ESI will be those anticipated by its management. These forward looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and ITT/ESI's eligibility to participate in, student financial aid programs utilized by ITT/ESI's students; the results of the investigation being conducted by the U.S. Department of Education which, if adversely determined, could cause the U.S. Department of Education to subject ITT/ESI to monetary fines or penalties or other sanctions (including a limitation, suspension or termination of ITT/ESI's ability to participate in federal student financial aid programs) that could adversely affect ITT/ESI's ability to enroll students, expand the number of its institutes and increase the number of the programs of study offered at ITT/ESI's institutes; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which ITT/ESI is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; ITT/ESI's ability to hire and retain qualified faculty; effects of any change in ownership of ITT/ESI resulting in a change in control of ITT/ESI, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; ITT/ESI's ability to implement its growth strategies; receptivity of students and employers to ITT/ESI's existing program offerings and new curricula; loss of lender access to ITT/ESI's students for student loans; and other risks and uncertainties detailed from time to time in ITT/ESI's filings with the Securities and Exchange Commission. ITT/ESI undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2002
ITT Educational Services, Inc.
	By:	/s/ CLARK D. ELWOOD
		Name:	Clark D. Elwood
		Title:	Senior Vice President, General Counsel and Secretary

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  Item 9. Regulation FD Disclosure
SIGNATURE